Exhibit 99.1

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                      REPORTS SOLID SECOND QUARTER EARNINGS

     AUSTIN, TEXAS, August 9, 2006 - American Physicians Service Group, Inc. ("APS") (NASDAQ: AMPH) today announced results for the quarter and six months ended June 30, 2006. For the three months ended June 30, 2006, revenues were $7,975,000 compared to $7,033,000 in the year-ago period. Net earnings were $598,000 or $.21 per diluted share, compared to $1,367,000 or $.48 per diluted share, in the comparable year-ago period. For the six months ended June 30, 2006, revenues were $15,208,000 compared to $13,695,000 in the comparable year-ago period. Net earnings were $1,160,000 or $.40 per diluted share, compared to $2,220,000 or $.77 per diluted share in the comparable year-ago period. Importantly, operating income was $690,000 and $668,000 for the three months ended June 30, 2006 and 2005, respectively, and $1,366,000 and $1,245,000 for the six month periods then ended.

     Ken Shifrin, APS Chairman of the Board stated, "We are pleased that, taken together, operating income at our two core business segments exceeded that in the comparable year-ago periods. On an individual basis, our financial services segment successfully introduced new products and services to improve its results over last year, while at our insurance operations premium rate competition and the effects of the new accounting requirement to expense stock option grants caused us to under perform last year's comparable periods. Net income had benefited in 2005 from non-recurring pretax investment gains of $1,346,000 and $1,976,000 in the three and six month periods, respectively. There were no significant investment gains as of June 30, 2006.

     Mr. Shifrin continued, "We continue to work toward completion of the merger with our medical malpractice partner, American Physicians Insurance Exchange, that we announced in June of this year. Regulatory filings and approvals continue to be the focus of our efforts. We have capitalized approximately $364,000 of acquisition costs through June 30, 2006."

     Mr. Shifrin concluded, "We remain focused on shareholder value. Book value per share at June 30, 2006 increased to $9.86 from $9.62 per share at June 30, 2005, this after paying a higher $0.30 per share dividend on June 30, 2006. Liquidity remains very strong, with a current ratio of 5:1, no long term liabilities, and no debt. We have also continued our share repurchase program, recently announcing a second extension for an additional $2,000,000."

     APS is a management and financial services firm with subsidiaries that provide: medical malpractice insurance services for doctors, and brokerage and investment services to institutions and high net worth individuals. The Company is headquartered in Austin, Texas and maintains offices in Dallas and Houston.

     This press release includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company's future results, please see the Company's recent filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations. Copies of the filings are available upon request from the Company's investor relations department.

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                             SELECTED FINANCIAL DATA
                      (In thousands, except per share data)
                                   (unaudited)


                                                   Three Months Ended                   Six Months Ended
                                                         June 30,                            June 30
                                                 2006              2005               2006             2005
                                                 ----              ----               ----             ----
Revenues:

Insurance services                               $3,175           $3,335             $6,830           $6,730
Financial services                                4,800            3,698              8,378            6,965
                                                 ------           ------             ------           ------
         Total revenues                           7,975            7,033             15,208           13,695

Expenses:

Insurance services                                2,647            2,422              5,401            4,925
Financial services                                4,158            3,270              7,443            6,220
General and administrative                          482              722              1,000            1,389
Gain on sale of assets                               (2)             (49)                (2)             (84)
                                                 ------           -------            ------           ------
         Total expenses                           7,285            6,365             13,842           12,450
                                                 ------           ------             ------           ------
Operating income                                    690              668              1,366            1,245
Sale of investments and other                        13            1,289                 20            1,880
                                                 ------           ------             ------           ------
Income from operations before interest,
  income taxes and minority interest                703            1,957              1,386            3,125

Interest and other income                           227              154                430              331
Interest expense                                      2               --                  2                4
Income tax expense                                  329              742                652            1,219
Minority interest                                     1                2                  2               13
                                                 ------           ------             ------           ------

Net income                                         $598           $1,367             $1,160           $2,220
                                                 ======           ======             ======           ======


Diluted income per share:
         Net income                               $0.21            $0.48              $0.40            $0.77
                                                  =====            =====              =====            =====

Weighted average shares outstanding (diluted)     2,917            2,876              2,936            2,892


                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                       SELECTED FINANCIAL DATA, continued


    (In thousands)                                         June 30
                                                 ----------------------------
                                                    2006              2005
                                                    ----              ----
ASSETS

Current assets                                     $21,569           21,663

Notes receivable, less current portion                 378              326
Property and equipment                                 638              687
Investment in available for sale equity
  and fixed income securities-non-current            6,987            8,601
Goodwill                                             1,247            1,247
Other assets                                           686              981
                                                   -------          -------
         Total Assets                              $31,505          $33,505
                                                   =======          =======


LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                  4,247            5,783
                                                   -------          -------

         Total liabilities                           4,247            5,783

Minority interests                                      17               15

Shareholders' Equity:
Common stock                                           276              278
Additional paid-in capital                           7,333            8,204
Retained earnings                                   19,077           18,737
Accumulated other comprehensive income,
  net of taxes                                         555              488
                                                   -------          -------

         Total shareholders' equity                 27,241           27,707
                                                   -------          -------

Total Liabilities and Shareholders' Equity         $31,505          $33,505
                                                   =======          =======

For further information, visit  APS'  Website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)
Mr. W. H. Hayes, Sr. VicePresident - Finance
American Physicians Service Group, Inc.
1301 Capital of Texas Highway, C-300
Austin, Texas  78746
(512) 328-0888